EXHIBIT 99.1

Sportsman's Warehouse Holdings, Inc. Announces First Quarter 2014 Financial Results

MIDVALE, Utah, June 10, 2014 (GLOBE NEWSWIRE) -- Sportsman's Warehouse Holdings, Inc. (Nasdaq:SPWH) ("Sportsman's" or the "Company") today announced financial results for the thirteen weeks ended May 3, 2014.

For the thirteen weeks ended May 3, 2014:

  Net sales decreased by 3.0% to $132.4 million from $136.5 million in the first quarter of fiscal 2013. Same store sales decreased by 18.1% primarily as a result of the decline in demand for firearms and ammunition. Same store sales in the first quarter of fiscal year 2013 increased by 20.8% compared to the first quarter of fiscal year 2012, fueled by the firearms and ammunition surge.

  Income (loss) from operations decreased to a loss of $0.2 million from income of $10.6 million in the first quarter of fiscal 2013. Adjusted income from operations, which excludes expenses related to bonuses paid as a result of the successful completion of our initial public offering ("IPO") (see "GAAP and Non-GAAP Measures"), was $2.0 million as compared to $10.6 million in the first quarter of fiscal 2013.

  Sportsman's opened 3 new stores in the first quarter of fiscal 2014 and ended the quarter with 50 stores in 18 states, a unit increase of 11.1% from the end of the first quarter of fiscal 2013.

  Interest expense increased to $5.3 million from $3.2 million in the first quarter of fiscal 2013.

  Net loss was $3.4 million compared to net income of $4.5 million in the first quarter of fiscal 2013. Adjusted net loss, which excludes expenses related to the IPO bonuses, net of taxes (see "GAAP and Non-GAAP Measures"), was $2.0 million compared to adjusted net income of $4.5 million for the first quarter of fiscal 2013.

  Diluted loss per share was $0.10 compared to diluted earnings per share of $0.13 in the first quarter of fiscal 2013.  Adjusted diluted loss per share (see "GAAP and Non-GAAP Measures"), was $0.05 compared to adjusted diluted earnings per share of $0.11 in the first quarter of fiscal 2013.

  Adjusted EBITDA was $6.8 million compared to $14.4 million in the first quarter of fiscal 2013.

John Schaefer, President and Chief Executive Officer, stated: "Our first quarter results, which came in better than our expectations, were impacted by the general slowdown in firearm sales against the surge-driven comparison from last year, a dynamic we expect to continue until the second half of this year."

Mr. Schaefer added: "Our unique and differentiated position in the large, growing and fragmented outdoor sporting goods market continues to drive our success. We offer "easy-in, easy-out", no-frills stores that cater to local communities and offer a broad selection of locally relevant, predominantly branded merchandise, at everyday low prices, delivered by passionate and knowledgeable associates. Our flexible store format allows us to profitably service both smaller Metropolitan Statistical Areas ("MSAs") as well as larger ones, resulting in a 300+ store opportunity for our concept. Our new stores generate attractive returns across a variety of markets, with an average payback period on our investment of two and a half years. In addition to the exciting new store growth opportunity that lies ahead, particularly in small MSAs that are not as attractive to other national industry players, we also have our clothing and footwear expansion initiative that is underway. Our store-within-a-store clothing program which has been implemented in 28 stores as of the end of the first quarter has gained traction and is generating a healthy lift in category performance. We plan to roll this initiative out to seven additional stores by early 2015."

Mr. Schaefer concluded: "Our unique position in this attractive and growing industry and our flexible store format support the long runway of growth we see ahead. In combination with our company specific initiatives to drive sales and margins, and our plans to pay down debt over time, our long-term goals are to generate mid-teens EBITDA growth and 25% net income growth."

Balance sheet highlights as of May 3, 2014:

The Company's IPO closed on April 23, 2014. Net proceeds from the IPO of $70.3 million, which were used to repay amounts outstanding under the Company's term loans, are reflected in the Company's financial statements for the quarter ended May 3, 2014. Net proceeds of $3.0 million from the underwriter's partial exercise of the over-allotment option are not reflected in the first quarter financial statements as this exercise took place during the Company's fiscal second quarter.

  Cash: $1.8 million
  Total debt: $210.3 million, consisting of $50.0 million outstanding under the revolving credit facility and $160.4 million outstanding under the term loans, net of unamortized discount.
  Total liquidity (cash plus $37.4 million of availability on a $105.0 million revolving credit facility): $39.2 million

Second Quarter and Fiscal 2014 Outlook:

For the second quarter of fiscal 2014, net sales are expected to be in the range of $154.0 million to $157.0 million based on opening four new stores and a decrease in same store sales from the second quarter of fiscal year 2013 in the range of 7.0% to 8.0%. Net income is expected to be in the range of $3.9 million to $4.2 million, with diluted earnings per share of $0.09 to $0.10 on approximately 42.0 million estimated weighted average common shares outstanding.

For fiscal 2014, net sales are expected to be in the range of $665.0 million to $675.0 million based on opening eight new stores for the full year and a decrease in same store sales from fiscal year 2013 in the range of 6.0% to 8.0%.  Net income is expected to be in the range of $18.2 million to $20.3 million, with diluted earnings per share of $0.43 to $0.48 (which includes the impact of $1.4 million in expenses related to IPO bonuses, net of taxes) on approximately 42.0 million estimated weighted average common shares outstanding. Excluding $1.4 million, or $0.04 per adjusted diluted share, in expenses related to the IPO bonuses, adjusted net income for fiscal 2014 is expected to be in the range of $19.6 million to $21.7 million, or $0.47 to $0.52 per diluted share, based on a weighted average diluted share count of 42.0 million.

Conference Call Information:

A conference call to discuss first quarter fiscal 2014 financial results is scheduled for today, June 10, 2014, at 4:30 PM Eastern Time. The conference call will be webcast and may be accessed via the Investor Relations section of the Company's website at www.sportsmanswarehouse.com.

Non-GAAP Information

This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (the "SEC"): adjusted (loss) income from operations, adjusted net (loss) income, adjusted diluted weighted average shares outstanding, adjusted diluted earnings per share and adjusted EBITDA. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures under "GAAP and Non-GAAP Measures" in this release. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company's business and facilitate a more meaningful comparison of its diluted income per share and actual results on a period-over-period basis. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company's industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include our expectations for growth, long-term goals, plans for store initiatives and outlook for the second quarter and full fiscal year 2014.  Investors can identify these statements by the fact that they use words such as "continue," "expect," "may," "opportunity" "plan," "future" "ahead" and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks relating to the Company's retail-based business model, general economic conditions and consumer spending, the Company's concentration of stores in the Western United States, competition in the outdoor activities and sporting goods market, changes in consumer demands, the company's expansion into new markets and planned growth, current and future government regulations, risks related to the Company's continued retention of its key management, the Company's distribution center, quality or safety concerns about the Company's merchandise, events that may affect the Company's vendors, trade restrictions, , and other factors that are set forth in the Company's filings with the SEC, including under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations in the final prospectus relating to the IPO dated April 16, 2014 and filed with the SEC on April 17, 2014 and available at www.sec.gov. Additional information will also be set forth in those sections the Company's Quarterly Report on Form 10-Q for the quarter ended May 3, 2014, which will be filed with the SEC in the second quarter of fiscal year 2014. If one or more of these risks or uncertainties materialize, or if any of the Company's assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Sportsman's Warehouse Holdings, Inc.

Sportsman's Warehouse is a high-growth outdoor sporting goods retailer focused on meeting the everyday needs of the seasoned outdoor veteran, the first-time participant and every enthusiast in between. Our mission is to provide a one-stop shopping experience that equips our customers with the right hunting, shooting, fishing and camping gear to maximize their enjoyment of the outdoors.

For press releases and certain additional information about the Company, visit the Investor Relations section of the Company's website at www.sportsmanswarehouse.com.

SPORTSMAN'S WAREHOUSE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Amounts in Thousands Except Per Share Data
(unaudited)

	13 Weeks Ended
	May 3,	May 4,
	2014	2013
Net sales	$ 132,425	$ 136,520
Cost of goods sold	92,297	93,589
Gross profit	40,128	42,931

Selling, general, and administrative expenses	40,349	32,260
Bankruptcy related expenses	—	55
Income (loss) from operations	(221)	10,616
Interest expense	(5,258)	(3,228)
Income (loss) before income taxes	(5,479)	7,388
Income tax expense (benefit)	(2,111)	2,929
Net income (loss)	$ (3,368)	$ 4,459
Earnings (loss) per share:
Basic	$ (0.10)	$ 0.13
Diluted	$ (0.10)	$ 0.13
Weighted average shares outstanding:
Basic	34,441	33,229
Diluted	34,441	33,229

SPORTSMAN'S WAREHOUSE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
Amounts in Thousands, Except Per Share Data
(unaudited)

	May 3,	February 1,
	2014	2014
Assets
Current assets:
Cash and cash equivalents	$ 1,752	$ 1,354
Accounts receivable, net	437	413
Merchandise inventories	202,340	161,334
Prepaid expenses and other	5,626	7,753
Deferred income taxes	2,229	2,229
Income taxes receivable	5,647	3,233
Total current assets	218,031	176,316
Property and equipment, net	38,889	31,494
Deferred income taxes	6,051	6,051
Definite lived intangibles, net	7,084	7,535
Other long-term assets, net	2,679	2,833
Total assets	$ 272,734	$ 224,229

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$ 51,027	$ 27,664
Accrued expenses	37,272	31,884
Current portion of long-term debt, net of discount	51,827	30,912
Current portion of deferred rent	2,765	2,640
Total current liabilities	142,891	93,100
Long-term liabilities:
Long-term debt, net of discount and current portion	158,507	229,272
Deferred rent, net of current portion	23,480	22,953
Total long-term liabilities	181,987	252,225
Total liabilities	324,878	345,325

Stockholders' deficit:
Preferred stock, $.01 par value; 20,000 and 0 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $.01 par value; 100,000 and 27,552 shares authorized; 41,468 and 27,265 shares issued and outstanding	415	273
Restricted nonvoting common stock; $.01 par value; 0 and 6,888 shares authorized; 0 and 5,677 shares issued and outstanding	—	57
Additional paid-in capital	72,600	365
Accumulated deficit	(125,159)	(121,791)
Total stockholders' deficit	(52,144)	(121,096)
Total liabilities and stockholders' deficit	$ 272,734	$ 224,229

SPORTSMAN'S WAREHOUSE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Amounts in Thousands
(unaudited)

	13 Weeks Ended
	May 3,	May 4,
	2014	2013
Cash flows from operating activities:
Net income (loss)	$ (3,368)	$ 4,459
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation of property and equipment	1,401	732
Amortization of discount on debt and deferred financing fees	340	368
Amortization of definite lived intangible	451	179
Net increase (decrease) in deferred rent credit	652	(45)
Deferred income taxes	—	(421)
Stock-based compensation	1,734	—
Change in operating assets and liabilities, net of acquisition:
Accounts receivable	(24)	286
Merchandise inventories	(41,006)	(23,106)
Prepaid expenses and other	2,063	2,268
Accounts payable	23,363	9,868
Accrued expenses	(2,386)	(1,206)
Income taxes receivable and payable	(2,414)	(5,267)
Net cash used in operating activities	(19,194)	(11,885)
Cash flows from investing activities:
Purchase of property and equipment	(8,796)	(5,858)
Purchase of business	—	(47,767)
Net cash used in investing activities	(8,796)	(53,625)
Cash flows from financing activities:
Net borrowings on line of credit	20,915	23,339
Issuance of common stock	70,299	—
Increase in book overdraft	7,774	9,148
Excess tax benefits from stock-based compensation arrangements	287	—
Payment of deferred financing costs	—	(9)
Principal payments on unsecured note payable	—	(2,756)
Principal payments on long-term debt	(70,887)	(313)
Net cash provided by financing activities	28,388	29,409
Net change in cash and cash equivalents	398	(36,101)
Cash and cash equivalents at beginning of period	1,354	36,515
Cash and cash equivalents at end of period	$ 1,752	$ 414

SPORTSMAN'S WAREHOUSE HOLDINGS, INC.
GAAP and Non-GAAP Measures (Unaudited)
(in thousands, except per share data)

Reconciliation of GAAP income (loss) from operations to adjusted income from operations:

	For the Thirteen Weeks Ended
	May 3, 2014	May 4, 2013
Income (loss) from operations	$ (221)	$ 10,616
IPO bonus	2,200	--
Adjusted income from operations	$ 1,979	$ 10,616

Reconciliation of GAAP net income (loss) and GAAP diluted weighted average shares outstanding to adjusted net income (loss) and adjusted weighted average shares outstanding:

Numerator:
Net income (loss)	$ (3,368)	$ 4,459
IPO bonus	2,200	--
Less tax benefit related to IPO bonus	(847)	--
Adjusted net income (loss)	$ (2,015)	$ 4,459

Denominator:
Diluted weighted average shares outstanding	34,441	33,229
Adjust weighting factor of outstanding shares (1)	7,027	8,333
Adjusted diluted weighted average shares outstanding	41,468	41,562

Earnings (loss) per share:
Earnings (loss) per share	$ (0.10)	$ 0.13
Impact of adjustments to numerator and denominator	0.05	(0.02)
Adjusted earnings (loss) per share	$ (0.05)	$ 0.11

Reconciliation of net income (loss) to adjusted EBITDA:
Net income (loss)	$ (3,368)	$ 4,459
Interest expense	5,258	3,228
Income tax expense (benefit)	(2,111)	2,929
Depreciation and amortization	1,852	911
Stock-based compensation expense (2)	1,734	--
Pre-opening expenses (3)	1,225	695
IPO bonus (4)	2,200	--
Bankruptcy-related expenses (5)	--	55
Acquisition expenses (6)	--	2,170
Adjusted EBITDA	$ 6,790	$ 14,447

(1) Assumes our initial public offering was effective as of February 3, 2013, the first day of our fiscal year 2013.
(2) Stock-based compensation expense represents non-cash expenses related to equity instruments granted to employees under our 2013 Performance Incentive Plan.
(3) Pre-opening expenses include expenses incurred in the preparation and opening of a new store location, such as payroll, travel and supplies, but do not include the cost of the initial inventory or capital expenditures required to open a location.
(4) As a result of the completion of our initial public offering and pursuant to the terms of the employment agreements with our executive officers, we paid $2.2 million in bonuses to our executive officers.
(5) On March 21, 2009, Sportsman's Warehouse Holdings, Inc. and its subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code, seeking to reorganize the business under the provisions of the Bankruptcy Code. The plan of reorganization under the Bankruptcy Code was confirmed by the United States Bankruptcy Court for the District of Delaware on July 30, 2009 and became effective when all material conditions of the plan of reorganization were satisfied on August 14, 2009. We incurred certain costs related to our restructuring and emergence from Chapter 11 bankruptcy and included a liability as part of the reorganization value at August 14, 2009, the date of emergence from bankruptcy. Bankruptcy-related expenses are those amounts that are greater than the initial estimated restructuring costs, whereas bankruptcy-related benefits are those amounts that are less than the initial estimated costs. They are expensed as incurred.
(6) Acquisition expenses for the 13 weeks ended May 4, 2013 relate to the costs associated with the acquisition of our ten previously operated stores in Montana, Oregon and Washington.
CONTACT: Investor Contact:
         ICR, Inc.
         Farah Soi/Rachel Schacter
         (203) 682-8200
         investors@sportsmanswarehouse.com